UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (date of earliest event reported): July 26, 2005

ATLANTIC TELE-NETWORK, INC.

(Exact name of registrant as specified in its charter)

DELAWARE

(State or other jurisdiction of incorporation)

0-19551	47-0728886
(Commission file number)	(IRS Employer Identification Number)

9719 Estate Thomas Havensight

St. Thomas, U.S. Virgin Islands 00802

(Address of principal executive offices and zip code)

(340) 777-8000

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On July 26, 2005, Atlantic Tele-Network, Inc., a Delaware corporation (“ATN”) entered into a Merger Agreement (the “Agreement”) with CW Acquisition, LLC, a Delaware limited liability company and wholly-owned subsidiary of ATN (the “Merger Sub”), Commnet Wireless, LLC, a Delaware limited liability company (“Commnet”), each of the members of Commnet and certain related parties named therein. The Agreement provides that Merger Sub will merge with and into Commnet, with Commnet continuing as the surviving entity and owned 95% by ATN and 5% by an existing member of Commnet (the “Merger”). ATN will pay approximately $53,050,000 in cash as consideration in the Merger, subject to certain adjustments (the “Merger Consideration”), and will pay approximately $5,400,000 of Commnet’s debt. Pursuant to the Agreement, a portion of the Merger Consideration will be placed in escrow to satisfy certain payments, Merger Consideration adjustments and indemnification obligations of certain members of Commnet.

At the effective time and as a result of the Merger, (i) all outstanding capital securities of Commnet will automatically be canceled and converted into the right to receive a portion of the Merger Consideration, and (ii) all outstanding Merger Sub units will be converted into units of Commnet and ATN will become a member of Commnet. The Merger is subject to a number of closing conditions, including regulatory approval by the Federal Communications Commission (“FCC”), entry by ATN into a credit facility and other customary closing conditions. The Merger is expected to close after the FCC approval process is complete, which is anticipated to be early in the fourth quarter of 2005.

The foregoing description of the Agreement does not purport to be complete and is qualified in its entirety by reference to the Agreement, a copy of which is filed as Exhibit 10.1 and incorporated herein by reference.

On July 26, 2005, ATN issued a press release regarding the execution of the Agreement, a copy of which is attached as Exhibit 99.1.

Item 2.02. Results of Operations and Financial Condition.

In the press release announcing the execution of the Agreement, attached as Exhibit 99.1 to this Report, ATN made certain statements describing its estimated consolidated debt outstanding as of June 30, 2005 and its estimated stockholder’s equity as of the same date. Such statements are incorporated into Item 2.02 of this Report to the extent that they relate to ATN’s results of operations or financial condition for a completed quarterly fiscal period.

Item 9.01. Financial Statements and Exhibits.

(c)	Exhibits

10.1	Merger Agreement by and among Atlantic Tele-Network, Inc., CW Acquisition, LLC, Commnet Wireless, LLC and the other parties named therein, dated as of July 26, 2005

99.1	Press Release dated July 26, 2005

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ATLANTIC TELE-NETWORK, INC.

By:	/s/ Michael T. Prior
Michael T. Prior
Chief Financial Officer

Dated: July 29, 2005